UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2023

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
3.900% Notes due 2024	PRGO24	New York Stock Exchange
4.375% Notes due 2026	PRGO26	New York Stock Exchange
4.400% Notes due 2030	PRGO30	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, Perrigo Company plc (“Perrigo” or the “Company”) announced the appointment of Mr. Patrick Lockwood-Taylor, 54, as President, CEO and director, effective June 30, 2023, following the retirement of Murray Kessler from those same positions on the same day. Mr. Kessler will remain with the Company in an advisory role to assist in the transition until July 31, 2023.

Mr. Lockwood-Taylor joins Perrigo from Bayer AG, where he served in dual roles of Regional President of Consumer Health North America since August 2018 and President of the about $15 billion revenue Bayer U.S. business since August 2020. Prior to joining Bayer, Mr. Lockwood-Taylor served as President and CEO of The Oneida Group, a private company that manufactures tabletop and food preparation products for the consumer, foodservice, and specialty markets, from May 2016 to August 2018. Prior to this, Mr. Lockwood-Taylor held various positions of increasing responsibility at Procter & Gamble for more than 20 years, including brand franchise and general management leadership positions. During his tenure as Senior Vice President for Procter and Gamble’s Personal Health Care business, he also served as Chair of the Consumer Health Products Industry Association (CHPA). In total, Mr. Lockwood-Taylor’s career spans more than 25 years of experience in global consumer product leadership roles, including positions in operations management, sales, marketing, country management and general management across four continents. Mr. Lockwood-Taylor earned first class joint honors degrees in economics and management studies from Leeds University, and a Professional Diploma in Marketing from the Chartered Institute of Marketing.

In connection with his appointment, the Company, through its US subsidiary Perrigo Company, a Michigan corporation, entered into an employment agreement with Mr. Lockwood-Taylor on June 5, 2023 to be effective on June 30, 2023, pursuant to which he is appointed CEO, President and member of the Board (the “Employment Agreement”). The Employment Agreement has an initial term of two years, which is subject to automatic renewal thereafter for two-year periods unless either party provides 90 days’ prior notice of non-renewal. The Employment Agreement provides that Mr. Lockwood-Taylor will be entitled to an annual base salary of $1,200,000 and a target annual bonus opportunity of no less than 120% of his annual base salary (the “Target Annual Bonus”), provided however, in respect of calendar year 2023, he will not receive a pro-rated Annual Bonus and will instead be eligible to receive a full Annual Bonus, based on the achievement of pre-established performance goals and evaluation of his performance. The actual amount of the annual bonus will range from 0% to 200% of the Target Annual Bonus; provided that Mr. Lockwood-Taylor will receive at least 50% of the Target Annual Bonus if the minimum applicable performance metrics are achieved for the applicable fiscal year. He will also be eligible to participate in the Company’s 2019 Long-Term Incentive Plan; provided that annual grants made to Mr. Lockwood-Taylor beginning in 2024 shall have a grant date fair value of at least $5,600,000. Mr. Lockwood-Taylor will also receive a sign-on award of performance stock units based on adjusted operating income from 2023-2025 with a grant date fair value of $1,500,000 (the “Sign-On PSUs”) and a sign-on award of restricted stock units with a grant date fair value of $2,800,000, which shall vest in three equal annual installments (the “Sign-On RSUs”). Mr. Lockwood-Taylor will participate in employee benefit plans in effect from time to time and is also eligible for relocation benefits pursuant to the Company’s relocation policy, including a lump sum miscellaneous payment of $20,000. In the event the Company delivers a notice of non-renewal or Mr. Lockwood-Taylor’s is terminated without cause or resigns for good reason (each as defined in the Employment Agreement), the Sign-On RSUs will continue to vest on schedule and the Sign-On PSUs shall continue to vest based upon actual performance over the relevant period. In addition, the Employment Agreement entitles Mr. Lockwood-Taylor to indemnification to the fullest extent permitted by applicable law and directors’ and officers’ insurance coverage, in each case, to the same extent as other officers and directors of Perrigo.

If Mr. Lockwood-Taylor’s employment were terminated involuntarily by the Company without cause or by Mr. Lockwood-Taylor for good reason, in either case, other than upon, or within 24 months following, a change in control, he will be entitled to a prorated annual bonus for the year of termination (determined based on actual performance), cash severance equal to 1.5 times the sum of his annual base salary and target annual bonus opportunity, and payment of the cost of health care continuation coverage for up to 18 months following termination, plus up to an additional six months. Mr. Lockwood-Taylor will also be entitled to the continued vesting of any then-outstanding equity incentive awards (other than the Sign-On PSUs, Sign-On RSUs and annual grants made to Mr. Lockwood-Taylor under the 2019 Long-Term Incentive Plan in 2024 and 2025, which will continue to vest as described above) for 24 months following his termination (pro-rated for any vesting period that ends after the end of such 24 month period), with any performance-based awards vesting, if at all, based on actual performance.

If Mr. Lockwood-Taylor’s employment were terminated involuntarily by the Company without cause or by Mr. Lockwood-Taylor for good reason, in either case, upon, or within 24 months following, a change in control, he would be entitled to substantially the same benefits as described above, except that he will receive an additional lump sum cash payment in an amount equal to the cost of healthcare continuation coverage for six months following termination, and the cash severance payment would be equal to two times the sum of his annual base salary and target annual bonus opportunity. Mr. Lockwood-Taylor will also be entitled to the full vesting of any then-outstanding equity incentive awards (including, but not limited to, the Sign-On PSUs and Sign-On RSUs), with any then-outstanding performance-based equity incentive awards vesting based on “target” levels of achievement of the applicable performance thresholds.

The foregoing severance benefits are subject to Mr. Lockwood-Taylor’s execution of a release of claims in favor of Perrigo. In addition, Mr. Lockwood-Taylor has agreed to comply with (i) a post-termination noncompete covenant and a post-termination nonsolicitation of customers and employees covenant, each of which will endure for 24 months following any termination of employment, (ii) a perpetual confidentiality covenant, and (iii) a perpetual mutual nondisparagement covenant.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text thereof and the Forms of Restricted Stock Unit Award Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K, and are incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, effective as of June 30, 2023, by and between Perrigo Company and Patrick Lockwood-Taylor

10.2	Form of Restricted Stock Unit Award Agreement (Performance Based) under the Perrigo Company plc 2019 Long-Term Incentive Plan

10.3	Form of Restricted Stock Unit Award Agreement (Service Based) under the Perrigo Company plc 2019 Long-Term Incentive Plan

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Eduardo Bezerra
Dated: June 8, 2023		Eduardo Bezerra
Chief Financial Officer